SEPARATION AGREEMENT AND RELEASE
This Separation Agreement and Release (“Agreement”) is made by and between Stas Budagov (“Employee”) and QT Imaging Holdings, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”) as of the Effective Date (as defined below).
RECITALS
WHEREAS, Employee was employed by the Company pursuant to an employment letter dated March 18, 2024 (the “Employment Letter”);
WHEREAS, Employee and the Company entered into a Proprietary Information and Inventions Agreement dated March 18, 2024 (the “Confidentiality Agreement”);
WHEREAS, Employee’s employment with the Company ended on August 29, 2025 (the “Separation Date”);
WHEREAS, Employee was granted an option on July 3, 2024, to purchase 325,000 shares of the Company’s Common Stock (the “2024 Option Grant”) subject to the terms and conditions of its applicable grant notice and agreement and the Company’s 2024 Equity Incentive Plan (the “Plan” and, together with its applicable grant notice and agreement, the “2024 Option Agreements”);
WHEREAS, Employee was granted an option on April 21, 2025, to purchase 50,000 shares of the Company’s Common Stock (the “2025 Option Grant,” subject to the terms and conditions of the Plan and its applicable grant notice and agreement, which together are the “2025 Option Agreement”;
WHEREAS, as of the Separation Date, Employee has previously vested in 162,500 of the shares subject to the 2024 Option Grant and 162,500 shares subject to the 2024 Option Grant are unvested and all of the shares subject to the 2025 Option Grant are unvested;
WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company;
NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:
COVENANTS
1.Recitals. The Recitals set forth above are expressly incorporated into this Agreement.

2.Consideration. Provided that this Agreement becomes effective and Employee complies with Employee’s obligations under this Agreement and the Confidentiality Agreement, the Company agrees as follows:
a.Separation Pay. The Company agrees to pay Employee the lump sum total of one hundred fifty thousand dollars ($150,000.00), less applicable withholdings (such payment being the “Separation Payment”). The Company shall pay the Separation Payment to Employee, within ten (10) days after the Effective Date, in accordance with the Company’s regular payroll practices.
b.Advisor Arrangement. The Company agrees to engage Employee, and Employee agrees to serve, as an advisor to the Company pursuant to the consulting agreement, in substantially the form attached hereto as Attachment A (the “Consulting Agreement”), for the period beginning on the Separation Date and ending on November 15, 2025, subject to earlier termination or extension of such period pursuant to Section 4 of the Consulting Agreement. The applicable period that Employee actually provides services to the Company pursuant to the Consulting Agreement is the “Consulting Period”)
3.Continued Vesting of Stock Options; Tax Treatment. It is intended that Employee’s termination of employment and contemporaneous commencement of provision of consulting services under the Consulting Agreement shall not constitute a break or interruption of Employee’s services, such that Employee will be eligible to continue to vest in the 2024 Option Grant and 2025 Option Grant in accordance with the terms of the 2024 Option Agreement and 2025 Option Agreement, as applicable, in each case for the duration of the Consulting Period. Employee acknowledges that to the extent the 2024 Option Grant and 2025 Option Grant are intended to qualify as incentive stock options, they will each cease to qualify as incentive stock options and shall automatically become non-qualified stock options three months following the Separation Date in accordance with applicable tax rules due to Employee’s termination of employment.
4.Benefits. Employee agrees that Employee’s participation in all benefits and incidents of employment, including, but not limited to, vesting in stock, and the accrual of bonuses, vacation, and paid time off, ceased as of the Separation Date. Employee’s health and dental insurance benefits, if any, shall cease on the last day of August 2025, subject to Employee’s right to elect to continue Employee’s coverage under COBRA.
5.Payment of Salary and Receipt of All Benefits; Acknowledgments. Employee acknowledges and represents that, other than the consideration set forth in this Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Employee. Employee specifically represents that Employee is not due to receive any commissions or other incentive compensation from the Company other than as set forth in this Agreement. By Employee’s signature below, Employee represents that: (a) the consideration given to Employee in exchange for the waiver and release in this Agreement is in addition to anything of value to which Employee was already entitled; (b) Employee has not been denied any request for leave to which Employee believes Employee was legally entitled; and (c) Employee has no known workplace injuries or occupational diseases for which Employee has not already filed a workers’ compensation claim.
6.Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company, its affiliated and related entities, its and their respective predecessors, successors and assigns, and its and their current and former officers, directors, managers, members, employees, agents, investors, attorneys, accountants, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries (collectively, the “Releasees”). Employee, on Employee’s own behalf and on behalf of Employee’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date on which Employee signs this Agreement, including, without limitation:
a.    any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;
        b.    any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;
c.    any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; commission payments; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;
d.    any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; the Immigration Control and Reform Act; the California Family Rights Act; the California Labor Code; the California Business & Professions Code; the California Government Code; the California Civil Code; the California Fair Employment and Housing Act; and any other similar statutes, regulations or laws;

e.    any and all claims for violation of the federal or any state constitution;
f.    any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;
g.    any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and
h.    any and all claims for attorneys’ fees and costs.
Employee specifically agrees that this Agreement includes without limitation any and all claims that were raised, or that reasonably could have been raised, under the applicable Wage Order, Labor Code sections 201, 202, 203, 212, 226, 226.3, 226.7, 510, 512, 515, 558, 1194, and 1198, as well as claims under the Business & Professions Code sections 17200, et seq. and Labor Code sections 2698, et seq., based on alleged violations of Labor Code provisions.  Employee further covenants that Employee will not seek to initiate any proceedings seeking penalties under Labor Code sections 2699, et seq. based upon the Labor Code provisions specified above.
Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law, including unemployment insurance and workers’ compensation claims. Employee represents that Employee has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this section.
7.California Civil Code Section 1542. Employee acknowledges that Employee has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
Employee, being aware of said code section, agrees to expressly waive any rights Employee may have thereunder, as well as under any other statute or common law principles of similar effect.
8.No Pending or Future Lawsuits. Employee represents that Employee has no lawsuits, claims, or actions pending in Employee’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that Employee does not intend to bring any claims on Employee’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.
9.Trade Secrets and Confidential Information/Company Property. Employee reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information; provided that Employee hereby acknowledges receipt of the following notice required pursuant to 18 U.S.C § 1833(b)(1): “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Employee affirms that Employee has returned all documents and other items provided to Employee by the Company, developed or obtained by Employee in connection with Employee’s employment with the Company, or otherwise belonging to the Company.
10.No Cooperation. Employee agrees that Employee will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that Employee cannot provide counsel or assistance.
11.Nondisparagement. Employee agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. Employee agrees to refrain from making, either directly or indirectly, any negative, damaging or otherwise disparaging communications concerning the Company’s services. Notwithstanding the foregoing, nothing in this Agreement prevents Employee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful, or from making truthful statements or disclosures about alleged unlawful employment practices. Employee shall not use any Company information that is confidential either under applicable law or the Confidentiality Agreement to which Employee had access during the scope of Employee’s employment with the Company in order to communicate with or solicit any of the Company’s current or prospective clients. Employee shall direct any inquiries by potential future employers to the Company’s human resources department, which shall use its best efforts to provide only the Employee’s last position and dates of employment.

12.Protected Disclosure. Nothing contained in this Agreement limits Employee’s ability to file a charge or complaint with any federal, state or local governmental agency or commission (a “Government Agency”).  In addition, nothing contained in this Agreement limits Employee’s ability to communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including Employee’s ability to provide documents or other information, without notice to the Company, nor does anything contained in this Agreement apply to truthful testimony in litigation.  If Employee files any charge or complaint with any Government Agency and if the Government Agency pursues any claim on Employee’s behalf, or if any other third party pursues any claim on Employee’s behalf, Employee waives any right to monetary or other individualized relief (either individually, or as part of any collective or class action); provided that nothing in this Agreement limits any right Employee may have to receive a whistleblower award or bounty for information provided to the Securities and Exchange Commission.
13.Concerted Activity. Nothing in this Agreement, including but not limited to its non-disparagement and confidentiality provisions, is intended to preclude or dissuade Employee from engaging in activities protected by state or federal law (including under Section 7 of the National Labor Relations Act, if applicable), such as discussing wages, benefits, or other terms and conditions of employment or raising complaints about working conditions for the purpose of mutual aid or protection.  The Company will not construe this Agreement in a way that limits such rights.
14.Confidentiality.
a.This Agreement, its contents and all information pertaining to its negotiations shall remain confidential.  Employee agrees to not disclose this Agreement or its contents to any person, other than: (i) to Employee’s spouse or significant other and Employee’s legal or tax advisor (in each case, so long as Employee first obtains the agreement of any such individual(s) to maintain the confidentiality of this Agreement and its terms), (ii) as may otherwise be required or permitted by law (including for the purposes described in the Concerted Activity section above), or (iii) as may be necessary to challenge an alleged breach of this Agreement in a court of competent jurisdiction.
b.This section does not in any way restrict or impede Employee from disclosing the underlying facts or circumstances giving rise to a claim by Employee of unlawful employment practices, sexual harassment or abuse, sex discrimination, or exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order. Employee shall promptly provide the Company written notice of any such order.
15.Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, Employee acknowledges and agrees that any material breach of this Agreement, or of any provision of the Confidentiality Agreement, shall entitle the Company immediately to recover and/or cease providing the consideration provided to Employee under this Agreement and to obtain damages, except as provided by law.

16.No Admission of Liability. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.
17.Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.
18.Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Employee or made on Employee’s behalf under the terms of this Agreement. Employee agrees and understands that Employee is responsible for payment, if any, of the employee portion of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Employee’s failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.
19.Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that Employee has the capacity to act on Employee’s own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.
20.No Representations. Employee represents that Employee has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.
21.Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.
22.Attorneys’ Fees. In the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.
23.Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company, with the exception of the Confidentiality Agreement and the Stock Agreements.
24.No Oral Modification. This Agreement may only be amended in a writing signed by Employee and a duly authorized representative of the Company.
25.Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions. Employee consents to personal and exclusive jurisdiction and venue in the State of California.
26.Effective Date. Employee understands that this Agreement shall be null and void if not executed by Employee on or prior to September 5, 2025.  This Agreement will become effective on the date it has been signed by both Parties and not revoked by either Party prior to such date (the “Effective Date”).
27.Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.
28.Voluntary Execution of Agreement. Employee understands and agrees that Employee executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Employee’s claims against the Company and any of the other Releasees. Employee acknowledges that:
(a)    Employee has read this Agreement;
(b)    Employee has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Employee’s own choice or has elected not to retain legal counsel;
(c)    Employee understands the terms and consequences of this Agreement and of the releases it contains; and
(d)    Employee is fully aware of the legal and binding effect of this Agreement.
[Signature page follows; Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

        STAS BUDAGOV, an individual

Dated: August 29, 2025    /s/ Anastas Budgov
        Stas Budagov

        QT IMAGING HOLDINGS, INC.

Dated: August 29, 2025    By /s/ Raluca Dinu
            Name: Dr. Raluca Dinu
            Its: Chief Executive Officer

ATTACHMENT A
CONSULTING AGREEMENT
This Consulting Agreement (“Agreement”) is entered into as of August 29, 2025, between Stas Budagov (“Consultant”) and QT Imaging Holdings, Inc. (“Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).
RECITALS
WHEREAS, Consultant was previously employed by Company, and in connection with such employment Consultant was granted (i) an option to purchase up to 325,000 shares of Common Stock of the Company pursuant to the terms and conditions of the Company’s 2024 Equity Incentive Plan (the “Plan”) and an option grant dated July 3, 2024 (the “2024 Option Grant”) and (ii) an option to purchase up to 50,000 shares of Common Stock of the Company pursuant to the Plan and an option grant dated April 21, 2025 (the “2025 Option Grant” and together with the 2024 Option Grant, the “Options”);
WHEREAS, as of the date of this Agreement, Employee has vested in 162,500 of the shares subject to the 2024 Option Grant and none of the shares subject to the 2025 Option Grant;
WHEREAS, Company desires to engage Consultant to advise Company on an as-needed basis as to the transition of projects in consideration for a consulting fee and for the continued vesting in the Options for the duration of Services under this Agreement, as specified in Exhibit A;
NOW, in consideration of the mutual promises below and the exchange of information pursuant to this agreement and in order to comply with all legal requirements for the protection of this information, the parties therefore agree as follows:
1.Services; Payment; No Violation of Rights or Obligations. Consultant agrees to undertake and complete the Services (as defined in Exhibit A) in accordance with and on the schedule specified in Exhibit A. As the only consideration due Consultant regarding the subject matter of this Agreement, Company will pay Consultant in accordance with Exhibit A. Unless otherwise specifically agreed upon by Company in writing (and notwithstanding any other provision of this Agreement), all activity relating to Services will be performed by and only by Consultant or by employees of Consultant and only those such employees who have been agreed upon in writing in advance by Company. Consultant agrees that Consultant will not (and will not permit others to) violate any agreement with or rights of any third party or, except as expressly authorized by Company in writing hereafter, use or disclose at any time Consultant’s own or any third party’s confidential information or intellectual property in connection with the Services or otherwise for or on behalf of Company.
2.Ownership Rights; Proprietary Information; Publicity.
a.Company shall own all right, title and interest (including all intellectual property rights of any sort throughout the world) relating to any and all inventions, works of authorship, designs, know-how, ideas and information made or conceived or reduced to practice, in whole or in part, by or for or on behalf of Consultant during the term of this Agreement that relate to the subject matter of or arise out of or in connection with the Services or any Proprietary Information (as defined below) (collectively, “Inventions”) and Consultant will promptly disclose and provide all Inventions to Company. Consultant hereby makes all assignments necessary to accomplish the foregoing ownership. Consultant shall assist Company, at Company’s expense, to further evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce and defend any rights assigned. Consultant hereby irrevocably designates and appoints Company as its agents and attorneys-in-fact, coupled with an interest, to act for and on Consultant’s behalf to execute and file any document and to do all other lawfully permitted acts to further the foregoing with the same legal force and effect as if executed by Consultant and all other creators or owners of the applicable Invention.
b.Consultant agrees that all Inventions and all other business, technical and financial information (including, without limitation, the identity of and information relating to customers or employees) developed, learned or obtained by or on behalf of Consultant during the period that Consultant is to be providing the Services that relate to Company or the business or demonstrably anticipated business of Company or in connection with the Services or that are received by or for Company in confidence, constitute “Proprietary Information.” Proprietary information also includes information received in confidence by Company from its customers or suppliers or other third parties. Consultant shall hold in confidence and not disclose or, except in performing the Services, use or permit to be used any Proprietary Information. However, Consultant shall not be obligated under this paragraph with respect to information Consultant can document is or becomes readily publicly available without restriction through no fault of Consultant, provided that Consultant must promptly notify Company of any knowledge of the same. Upon termination or as otherwise requested by Company, Consultant will promptly provide to Company all items and copies containing or embodying Proprietary Information, except that Consultant may keep its personal copies of its compensation records and this Agreement. Consultant also recognizes and agrees that Consultant has no expectation of privacy with respect to Company’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that Consultant’s activity, and any files or messages, on or using any of those systems may be monitored at any time without notice.
c.To the extent allowed by law, Section 2(a) and any license granted Company hereunder includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). Furthermore, Consultant agrees that notwithstanding any rights of publicity, privacy or otherwise (whether or not statutory) anywhere in the world, and without any further compensation, Company may and is hereby authorized to (and to allow others to) use Consultant’s name in connection with promotion of its business, products or services. To the extent any of the foregoing is ineffective under applicable law, Consultant hereby provides any and all ratifications and consents necessary to accomplish the purposes of the foregoing to the extent possible and agrees not to assert any Moral Rights with respect thereto. Consultant will confirm any such ratifications and consents from time to time as requested by Company. If any other person is in any way involved in any Services, Consultant will obtain the foregoing ratifications, consents and authorizations from such person for Company’s exclusive benefit.
d.If any part of the Services or Inventions or information provided hereunder is based on, incorporates, or is an improvement or derivative of, or cannot be reasonably and fully made, used, reproduced, distributed and otherwise exploited without using or violating technology or intellectual property rights owned by or licensed to Consultant (or any person involved in the Services) and not assigned hereunder, Consultant hereby grants Company and its successors a perpetual, irrevocable, worldwide royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all such technology and intellectual property rights in support of Company’s exercise or exploitation of the Services, Inventions, other work or information performed or provided hereunder, or any assigned rights (including any modifications, improvements and derivatives of any of them).
3.Warranties and Other Obligations. Consultant represents, warrants and covenants that: (i) the Services will be performed in a professional and workmanlike manner and that none of such Services nor any part of this Agreement is or will be inconsistent with any obligation Consultant may have to others; (ii) all work under this Agreement shall be Consultant’s original work and none of the Services or Inventions nor any development, use, production, distribution or exploitation thereof will infringe, misappropriate or violate any intellectual property or other right of any person or entity (including, without limitation, Consultant); (iii) Consultant has the full right to allow it to provide Company with the assignments and rights provided for herein (and has written enforceable agreements with all persons necessary to give it the rights to do the foregoing and otherwise fully perform this Agreement); (iv) Consultant shall comply with all applicable laws and Company safety rules in the course of performing the Services; and (v) if Consultant’s work requires a license, Consultant has obtained that license and the license is in full force and effect.
4.Termination. The term during which Consultant will provide services under this Agreement will continue until November 15, 2025, unless earlier terminated by either party at any time, for any reason, by giving the other party fifteen (15) days’ notice. If either Party breaches a material provision of this Agreement, the other Party may terminate this Agreement upon five (5) days’ notice, unless the breach is cured within the notice period. Sections 2 through 8 of this Agreement and any remedies for breach of this Agreement shall survive any termination or expiration. Company may communicate the obligations contained in this Agreement to any other (or potential) client or employer of Consultant.
5.Relationship of the Parties; Independent Contractor; No Employee Benefits; Taxes. Notwithstanding any provision hereof, Consultant is an independent contractor and is not an employee, agent, partner or joint venturer of Company and shall not bind nor attempt to bind Company to any contract. Nothing in this Agreement shall be interpreted or construed as creating or establishing a relationship of employer and employee between Company and Consultant, or any employee or agent of Consultant. Consultant shall accept any directions issued by Company pertaining to the goals to be attained and the results to be achieved by Consultant, but Consultant shall be solely responsible for the manner and hours in which the

Services are performed under this Agreement. Consultant shall not be eligible to participate in any of Company’s employee benefit plans, fringe benefit programs, group insurance arrangements or similar programs. Company shall not provide workers’ compensation, disability insurance, Social Security or unemployment compensation coverage or any other statutory benefit to Consultant. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement, and Consultant agrees to and acknowledges the obligation to pay all taxes, including without limitation all federal and state income tax, social security taxes and unemployment, disability insurance and workers’ compensation applicable to Consultant and any person who performs Services in connection with this Agreement, and that Consultant will not be eligible for any employee benefits (nor does Consultant desire any of them) and expressly waives any entitlement to such benefits.
6.Indemnification. Consultant agrees to indemnify and hold Company, its affiliates and their respective directors, officers, agents and employees harmless to the extent of any obligation imposed on Company (i) to pay withholding taxes or similar items or (ii) resulting from Consultant’s being determined not to be an independent contractor. Consultant further agrees to indemnify and hold Company, its affiliates and their respective directors, officers, agents and employees harmless from and against all claims, demands, losses, damages and judgments, including court costs and attorneys’ fees, arising out of or based upon any breach or alleged breach by Consultant of any representation, warranty, certification, covenant, obligation or other agreement set forth in this Agreement.
7.Assignment. This Agreement and the services contemplated hereunder are personal to Consultant and Consultant shall not have the right or ability to assign, transfer or subcontract any rights or obligations under this Agreement without the written consent of Company. Any attempt to do so shall be void. Company may fully assign and transfer this Agreement in whole or part.
8.Notice. All notices under this Agreement shall be in writing and shall be deemed given when personally delivered, or three days after being sent by prepaid certified or registered U.S. mail to the address of the Party to be noticed as set forth herein or to such other address as such Party last provided to the other by written notice.
9.Whistleblower Protection; Other Notices. For the avoidance of doubt, Consultant understands that pursuant to the federal Defend Trade Secrets Act of 2016, Consultant shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Consultant further understands that nothing contained in this Agreement limits Consultant’s ability to (A) communicate with any federal, state or local governmental agency or commission, including to provide documents or other information, without notice to Company, or (B) share compensation information concerning Consultant or others, except that this does not permit Consultant to disclose compensation information concerning others that Consultant obtains because Consultant’s responsibilities require or allow access to such information.
10.Miscellaneous.
a.Any breach of Section 2 or 3 will cause irreparable harm to Company for which damages would not be an adequate remedy, and therefore, Company will be entitled to injunctive relief with respect thereto in addition to any other remedies.
b.The failure of either Party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights. No changes or modifications or waivers to this Agreement will be effective unless in writing and signed by both Parties.
c.In the event that any provision of this Agreement shall be determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.
d.This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of laws provisions thereof.
e.This Agreement constitutes the entire agreement and understanding between the Parties with respect to the subject matter herein and supersedes all prior written and oral agreements, discussions, or representations between the Parties. Consultant represents and warrants that it is not relying on any statement or representation not contained in this Agreement. To the extent any terms set forth in any exhibit or schedule conflict with the terms set forth in this Agreement, the terms of this Agreement shall control unless otherwise expressly agreed by the Parties in such exhibit or schedule.
f.Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.
g.In any court action at law or equity that is brought by one of the Parties to this Agreement to enforce or interpret the provisions of this Agreement, the prevailing Party will be entitled to reasonable attorneys’ fees, in addition to any other relief to which that Party may be entitled.
h.This Agreement may be signed in two counterparts, each of which shall be deemed an original, with the same force and effectiveness as though executed in a single document.
QT IMAGING HOLDINGS, INC.
By: /s/Raluca Dinu
Name: Dr. Raluca Dinu

Title: Chief Executive Officer

STAS BUDAGOV
By: /s/ Anastas Budagov
Address:

EXHIBIT A
SERVICES

The term during which Consultant will provide services under this Agreement will be for eleven (11) weeks, from August 29, 2025, through November 15, 2025, unless extended in writing by the Parties or terminated earlier under Section 4 above, whichever occurs first.

Consultant will advise on and assist with the transition of duties as required by the Company (the “Services”). Consultant is not expected to work in excess of ten (10) hours weekly. The Company may increase or decrease the maximum weekly hours by providing a prior written notice to Consultant.

FEES
Hourly fee of $180.00 (payable monthly in arrears, within 30 days following receipt by the Company of an invoice detailing hours), with a cap of $20,000.00 in the aggregate. The Company may increase or decrease the aggregate cap by providing a prior written notice to Consultant.

OPTION VESTING

Consultant will continue to vest in the Options through the date on which this Agreement is terminated by either Party.